Exhibit 10.1

FIFTH AMENDMENT TO LEASE

FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) dated as of this 9th day of February, 2017 by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and TESARO, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated October 15, 2012 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 23,814 square feet of rentable floor area in the building known as 1000 Winter Street, Waltham, Massachusetts (the “Building”) and consisting of (i) 13,576 rentable square feet located on the second (2nd) and third (3rd) floors of the Building (referred to collectively in the Lease as the “Original Premises”), and (ii) 10,238 rentable square feet located on the first (1st) floor of the Building (referred to in the Lease as the “Expansion Premises”).

By First Amendment to Lease dated as of January 6, 2014 (the “First Amendment”), Tenant yielded up the Expansion Premises, and Landlord did lease to Tenant, and Tenant did hire and lease from Landlord, certain additional premises containing 39,666 rentable square feet located on the second (2nd) floor of the Building (the “First Additional Premises”), upon the terms and conditions set forth in the First Amendment.

By Second Amendment to Lease dated as of April 23, 2015 (the “Second Amendment”), Landlord did lease to Tenant, and Tenant did hire and lease from Landlord, certain additional premises containing 17,738 rentable square feet (the “Second Additional Premises”), consisting of  (a) 10,238 square feet of rentable floor area located on the first (1st) floor of the Building (the “First Floor Second Additional Premises”), being the same space referred to above as the Expansion Premises and previously yielded up by Tenant pursuant to the First Amendment, and (b) 7,500 square feet of rentable floor area located on the third (3rd) floor of the Building (the “Third Floor Second Additional Premises”), upon the terms and conditions set forth in the Second Amendment.

By Third Amendment to Lease dated as of August 2, 2016 (the “Third Amendment”), Landlord did lease to Tenant, and Tenant did hire and lease from Landlord, certain additional premises containing 44,634 square feet of rentable floor area consisting of (a) 17,091 square feet of rentable floor area located on the second (2nd) floor of the Building (the “Second Floor Third Additional Premises”), and (b) 27,543 square feet of rentable floor area located on the third (3rd) floor of the Building (the “Third Floor Third Additional Premises”), upon the terms and conditions set forth in the Third Amendment.  The Second Floor Third Additional Premises and the Third Floor Third Additional Premises are sometimes collectively referred to herein as the “Third Additional Premises”).

By Fourth Amendment to Lease dated as of October 6, 2016 (the “Fourth Amendment”), Landlord did lease to Tenant, and Tenant did hire and lease from Landlord, certain additional

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premises containing 8,784 square feet of rentable floor area located on the third (3rd) floor of the Building (the “Fourth Additional Premises”), upon the terms and conditions set forth in the Fourth Amendment.

Landlord and Tenant have agreed that Tenant will assume all obligations with respect to the performance of Landlord’s Existing Premises Third Floor Work (as defined in the Third Amendment) and that Landlord’s obligations with respect to Landlord’s Existing Premises Third Floor Work shall be eliminated as more particularly set forth is this Fifth Amendment.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. Landlord and Tenant hereby agree that Landlord shall be released of all obligation to perform or manage Landlord’s Existing Premises Third Floor Work (as defined in Exhibit C attached to the Third Amendment), including but not limited to, preparation of the Existing Premises Plans (as defined in Exhibit C attached to the Third Amendment), and any design, permitting or other obligations with respect to Landlord’s Existing Premises Third Floor Work. Further, Tenant hereby indemnifies Landlord and its agents and affiliates against any loss, cost or damage relating to Landlord’s Existing Premises Third Floor Work arising from the design or plans related to same regardless of whether Landlord or its agents or affiliates prepared, reviewed or approved any such plans or aspects of the design.

2.Tenant agrees to reimburse Landlord for all out-of-pocket design costs (i.e. architect and engineering fees) incurred in connection with the Landlord’s Existing Premises Third Floor Work within thirty (30) days after billing from Landlord.

3.Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

4.Except as herein amended, the Lease, as previously amended, shall remain unchanged and in full force and effect.  All references to the “Lease” shall be deemed to be references to the Lease as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment and as herein amended.

5.Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Fifth Amendment and that the person signing this Fifth Amendment on its behalf has been duly authorized to do so.

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6.The parties acknowledge and agree that this Fifth Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

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EXECUTED as of the date and year first above written.

WITNESS: _____________________________________

LANDLORD:

BP BAY COLONY LLC, a Delaware limited liability company

BY:  BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY:  BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY:  BOSTON PROPERTIES, INC., a Delaware Corporation, its general partner

By:  _/s/ David C. Provost________

Name:  _ David C. Provost___________

Title:  __SVP___________________

WITNESS: _____________________________________	TENANT: TESARO, INC., a Delaware corporation By: _/s/ Timothy Pearson____________ Name: _ Timothy Pearson_______________ Title: _ EVP & CFO _______________

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